SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 26, 2017 (July 26, 2017)
 Date of Report (Date of earliest event reported)

State National Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36712	26-0017421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 L. Don Dodson Dr.
Bedford, Texas 76021
(Address of principal executive offices, including zip code)

(817) 265-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company          ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☒

Item 1.01.	Entry Into a Material Definitive Agreement
On July 26, 2017, State National Companies, Inc. (“State National”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Markel Corporation (“Markel”) and Markelverick Corporation, a direct, wholly-owned subsidiary of Markel (“Merger Sub”). The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the Merger of Merger Sub with and into State National (the “Merger”), with State National surviving the Merger as a direct, wholly-owned subsidiary of Markel.
At the effective time of the Merger, each issued and outstanding share of common stock of State National (“Company Common Stock”) (other than shares of performance-based restricted stock, which will be treated as described below) will be automatically canceled and converted into the right to receive $21.00 in cash, without interest and less any required withholding tax (the “Merger Consideration”).
At the effective time of the Merger, each option to acquire Company Common Stock outstanding and unexercised as of immediately prior to the effective time of the Merger (whether or not vested) will become fully vested, and each such option will thereafter be immediately canceled, with the holder thereof thereafter having only the right to receive the excess of the Merger Consideration over the exercise price of such option.  In the event the exercise price of any such option is equal to or greater than the Merger Consideration, such option will be canceled without payment therefor.  At the effective time of the Merger, each restricted share of Company Common Stock (“Company Restricted Stock”) that is outstanding immediately prior to the effective time of the Merger (whether or not vested) will become fully vested, in the case of a time-based vesting Company Restricted Stock, or become vested at the target level of performance, in the case of a performance-based vesting Company Restricted Stock (“Performance-Based Restricted Stock”), and will automatically be converted, to the extent vested as described in this sentence, into the right to receive the Merger Consideration.  Any Performance-Based Restricted Stock that does not become vested at the effective time of the Merger as described in the previous sentence will be forfeited automatically without payment therefor.
The Merger Agreement permits State National to pay out regular quarterly dividends not to exceed $0.06 per share of Company Common Stock.
The Merger Agreement contains various customary representations and warranties from each of State National, Markel and Merger Sub.  State National has also agreed to various customary covenants, including but not limited to conducting its business in the ordinary course and not engaging in certain types of transactions during the period between the execution of the Merger Agreement and the closing of the Merger.  State National has also agreed, in a non-solicitation covenant, not to discuss alternative acquisition proposals with, or solicit alternative acquisition proposals from, third parties, subject to exceptions that allow State National under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals.  The board of directors of State National (the “Board of Directors”) also has the ability to change its recommendation of the Merger in respect of an alternative acquisition proposal that constitutes a “Superior Proposal” (as defined in the Merger Agreement).  The Board of Directors is also permitted to change its recommendation regarding the Merger in the event that there are material developments not known or reasonably foreseeable to the Board of Directors prior to July 26, 2017.  In addition, the Board of Directors may terminate the Merger Agreement in order to accept an alternative acquisition proposal that constitutes a “Superior Proposal” if the Board of Directors determines that the failure to do so would be inconsistent with its fiduciary duties under Delaware law and complies with certain requirements that provide notice to Markel of such determination and provide Markel with the opportunity to revise the terms of the Merger Agreement.
The Merger Agreement also contains certain other termination rights, including (i) termination by Markel in the event of (A) a change in the recommendation of the Board of Directors,  (B) a willful and material breach of the covenant regarding non-solicitation of alternative transactions or (C) more than 15% of the stockholders of State National demanding appraisal rights and (ii) termination by State National in order to enter into an alternative acquisition agreement with respect to a “Superior Proposal.” Either party may terminate the Merger Agreement if (i) the Merger is not consummated by February 26, 2018 (the “Outside Termination Date”), (ii) if stockholder approval is not obtained at the stockholders’ meeting, (iii) if the other party breaches (subject to a 45-day cure period) its representations, warranties or covenants and such breach would result in the failure to satisfy the conditions to closing related to representations, warranties or covenants or (iv) if a governmental authority issues a final and non-

appealable order, or a law is in effect, that permanently prevents or prohibits the Merger.  The Outside Termination Date may be extended to April 28, 2018 if the conditions tied to regulatory filings are the only conditions not satisfied or waived.
State National has agreed to pay a termination fee of approximately $27.6 million if (i) Markel terminates due to an adverse recommendation change made by the Board of Directors, (ii) Markel terminates due to State National willfully and materially breaching the covenant regarding the non-solicitation of alternative transactions, (iii) State National terminates to enter into an alternative acquisition agreement with respect to a “Superior Proposal,” (iv) Markel terminates as a result of a breach by State National of its representations, warranties or covenants and prior to such breach, a takeover proposal is announced and not withdrawn and State National consummates or enters into a definitive agreement to consummate a takeover proposal within 12 months of such termination or (v) Markel or State National terminates due to the Merger not being consummated by the Outside Termination Date if the stockholders’ meeting has not been held and prior to the Outside Termination Date, a takeover proposal is announced, and not publicly rejected by the Board of Directors, and State National consummates or enters into a definitive agreement to consummate a takeover proposal within 12 months of such termination. State National has agreed to pay a termination fee of approximately $13.8 million if Markel or State National terminates due to the stockholder approval not being obtained at the stockholders’ meeting and, prior to the stockholders’ meeting, a takeover proposal is announced, and not publicly rejected by the Board of Directors, and State National consummates or enters into a definitive agreement to consummate such takeover proposal within 12 months of such termination. In no event would State National be required to pay a termination fee more than once.
Consummation of the Merger is subject to certain conditions, including approval of State National’s stockholders of the Merger. Further conditions include the receipt of required regulatory approvals, including from insurance regulators in Delaware and Texas without the imposition of a burdensome condition that would have a material adverse effect on State National or Markel (tested based on the size of State National, not Markel), and the absence of any law, injunction or order restraining the Merger. State National and Markel make customary covenants to use their respective reasonable best efforts (subject to certain limitations) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The representations, warranties and covenants of State National, Markel and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties thereto.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in State National’s filings with the Securities and Exchange Commission (“SEC”) and (ii) confidential disclosures made in the disclosure schedules delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding State National, Markel, Merger Sub or their respective businesses.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of State National, Markel, Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in State National’s public disclosures.
Item 1.02	Termination of a Material Definitive Agreement
On July 26, 2017, State National and the relevant stockholders executed a letter agreement to terminate that certain Tax Allocation and Indemnification Agreement (“Tax Indemnification Agreement”), dated as of June 2, 2014, which sets forth their agreement regarding the allocation of additional tax liability with respect to taxable periods prior to and following the termination of State National’s previous election to be an S corporation.  The termination of the Tax Indemnification Agreement through the execution of a termination letter (“Termination Letter”) is to be effective upon the consummation of the Merger.  The Termination Letter will automatically terminate, and the termination of the Tax Indemnification Agreement will be void and of no force and effect, in the event that the Merger Agreement terminates in accordance of its terms.
The foregoing description of the Termination Letter and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Termination Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01	Other Events
On July 26, 2017, State National and Markel issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 and is incorporated by reference herein.
On July 26, 2017, State National sent communications regarding the proposed Merger to its employees and made available a list of answers to anticipated “frequently asked questions” regarding the Merger.  Copies of the forms of such communications are furnished as Exhibits 99.2 and 99.3.  On July 26, 2017, State National also sent letters regarding the proposed Merger to its program services clients and lender services clients.  Copies of the forms of such communications are furnished as Exhibits 99.4 and 99.5.  Copies of the talking points related to the two letters are furnished as Exhibits 99.6 and 99.7.
Concurrently with the execution of the Merger Agreement, Markel and certain stockholders of State National (“Supporting Stockholders”) entered into voting agreements with Markel (collectively, the “Voting Agreements”).  One of the two Voting Agreements is between Markel and CF SNC Investors LP, an affiliate of Fortress Investment Group LLC.  The other Voting Agreement is between Markel and certain individuals and trustees of certain trusts held for the benefit of certain members of the Ledbetter family.  Each of the Supporting Stockholders agreed that (i) at State National’s stockholders’ meeting or any other meeting of the holders of Company Common Stock called to consider the adoption of the Merger Agreement and the Merger to appear at the meeting and vote or cause to be voted the subject stock in favor of adopting the Merger Agreement and the Merger; provided, however, that the foregoing does not require the Supporting Stockholders to vote or cause to be voted at such meeting the respective stock in favor of any excluded amendment and (ii) at any meeting of the stockholders of State National, or at any adjournment or postponement thereof or in any other circumstance where a vote or approval is sought, the Supporting Stockholders will vote or cause to be voted all of the subject stock against (A) any extraordinary corporate transaction (other than the Merger), (B) any amendment of State National’s certification of incorporation or bylaws (other than as contemplated by the Merger Agreement), (C) any other proposal, action or transaction involving State National or any of its subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to impede, frustrate, prevent or nullify the Merger or the Merger Agreement, (D) any extraordinary dividend, distribution or recapitalization by State National or change in capital structure of State National (other than pursuant to the Merger Agreement) and (E) any takeover proposal.  The shares contemplated by the Voting Agreements account for approximately 37% of the Company Common Stock.
The Voting Agreements will automatically terminate upon the earliest of (a) the Outside Termination Date, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms, (d) with respect to any Supporting Stockholder, the entry by Markel, State National and Merger Sub into any amendment, modification or waiver to the Merger Agreement without the prior written consent of the Supporting Stockholder that (i) results in a decrease of the Merger Consideration payable to holders of Company Common Stock, (ii) results in a change in the type of consideration payable, (iii) provides for or otherwise results in disparate treatment of the Supporting Stockholder vis-a-vis the other stockholders of State National with regard to the Merger Consideration or (iv) extends the Outside Termination Date, adds any conditions to Section 7.01 or Section 7.02 of the Merger Agreement or adds any termination rights under the Merger Agreement in favor of Markel or (e) with respect to any Supporting Stockholder, the mutual written agreement of the Supporting Stockholder and Markel.
Item 9.01	Financial Statements and Exhibits
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of July 26, 2017, by and among State National Companies, Inc.,

Markel Corporation and Markelverick Corporation
10.1
Termination of Tax Allocation and Indemnification Agreement, dated July 26, 2017, by and between State National Companies, Inc. and each of the undersigned stockholders of State National Companies, Inc.

99.1	Joint Press Release Issued by State National and Markel, dated July 26, 2017
99.2	Employee Letter, dated July 26, 2017
99.3	Employee FAQ
99.4	Client Letter
99.5	Lender Letter
99.6	Talking Points (Program Services)
99.7	Talking Points (Lender Services)

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this material may include forward-looking statements which reflect our current views with respect to future events and financial performance, and State National may make related oral, forward-looking statements on or following the date hereof.  Such statements may include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters.  These statements may also include assumptions about our proposed acquisition by Markel (including its benefits, results, effects and timing).  Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
The proposed transaction is subject to risks and uncertainties, including: (A) that State National and Markel may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain State National stockholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the exercise of appraisal rights by State National stockholders, which could permit Markel to terminate the Merger Agreement even if State National stockholder approval has been obtained; (E) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (F) risks related to disruption of management’s attention from State National’s ongoing business operations due to the proposed transaction; (G) the effect of the announcement of the proposed transaction on State National’s relationships with its clients, operating results and business generally; (H) the outcome of any legal proceedings to the extent initiated against State National, Markel or others following the announcement of the proposed transaction; (I) risks related to Markel’s post-closing integration of State National’s business and operations; (J) risks related to a downgrading of State National’s or Markel’s A.M. Best ratings or other similar financial strength or debt ratings as a result of the announcement or completion of the proposed transaction; and (K) the loss or impairment of State National’s material client or other relationships as a result of the announcement or completion of the proposed transaction, as well as State National’s and Markel’s management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in State National’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of State National on file with the SEC.  Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by State National will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, State National or its business or operations.  Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Transaction and Where to Find It
 In connection with the proposed transaction, State National will file with the SEC a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction.  This Current Report on Form 8-K is not a substitute for the proxy statement or any other document which State National may file with the SEC.  INVESTORS IN AND SECURITY HOLDERS OF STATE NATIONAL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by State National through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of State National:
Investor Relations
State National Companies, Inc.
 1900 L. Don Dodson Drive

Bedford, Texas 76021
Attn: Corporate Secretary

Participants in the Solicitation
State National and its directors and executive officers may be deemed to be participants in the solicitation of proxies from State National’s stockholders in connection with the proposed transaction.  Information regarding State National’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in State National’s annual proxy statement filed with the SEC on April 7, 2017.  A more complete description will be available in the proxy statement on Schedule 14A that will be filed in connection with the proposed transaction.  You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC.  All such documents, when filed or furnished, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to State National at the Investor Relations contact above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 26, 2017
STATE NATIONAL COMPANIES, INC.

By:	/s/ David Hale
Name:	David Hale
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 26, 2017, by and among State National Companies, Inc., Markel Corporation and Markelverick Corporation
10.1
Termination of Tax Allocation and Indemnification Agreement, dated July 26, 2017, by and between State National Companies, Inc. and each of the undersigned stockholders of State National Companies, Inc.

99.1	Joint Press Release Issued by State National and Markel, dated July 26, 2017
99.2	Employee Letter, dated July 26, 2017
99.3	Employee FAQ
99.4	Client Letter
99.5	Lender Letter
99.6	Talking Points (Program Services)
99.7	Talking Points (Lender Services)